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                                                                 Exhibit 10.44.1

              ADDENDUM TO THE DECEMBER 7, 2000 EXECUTIVE EMPLOYMENT
            AGREEMENT AND RESTRICTED STOCK AGREEMENT BY AND BETWEEN
                 GEORGE KOLBER AND VALUE CITY DEPARTMENT STORES

         THIS ADDENDUM TO THE DECEMBER 7, 2000 EXECUTIVE EMPLOYMENT AGREEMENT AND RESTRICTED STOCK AGREEMENT ("Addendum") is entered into by and between George Kolber ("Executive") and Value City Department Stores ("Company").

         On December 7, 2000, Company and Executive entered into an Executive Employment Agreement ("EEA") and a Restricted Stock Agreement ("RSA") that was effective December 4, 2000. Also, reflected in the minutes of the Company's Board of Directors at its meeting held on December 4, 2000, Executive received a Stock Option Grant ("SOG") that was effective as of such December 4, 2000 date. Through this Addendum, Company and Executive (collectively "parties") intend to and will end Executive's employment as Vice Chairman and Chief Executive Officer of the Company, effective April 6, 2002. Company and Executive further intend and do hereby amend the EEA and RSA and SOG pursuant to the terms indicated below. In accordance, the parties agree to the following terms and conditions in consideration of the following promises and other good and valuable consideration, the sufficiency of which is hereby acknowledged:

         1. The parties mutually agree to the termination of Executive's employment as Vice Chairman and Chief Executive Officer effective April 6, 2002, and additionally agree that this termination is mutual and agreeable and that no notice of termination is required. Executive will also resign as a member of the Company's Board of Directors effective April 6, 2002.

         2. CONSIDERATION. Company and Executive agree that the compensation listed herein is the entirety of the consideration that Executive is now or ever will be entitled to under the EEA and RSA and SOG, and that the consideration is sufficient for the promises Executive makes herein.

               a. Company agrees to pay to Executive a separation payment of two-million four-hundred and fifty thousand dollars ($2,450,000), less applicable withholding taxes, in a lump sum payment no later than April 6, 2002.

               b. Company and Executive agree that Executive will not receive any, and forfeits any rights to, any restricted stock under the EEA and the RSA, and that the Executive will not receive any, and forfeits any right to, any options to purchase common stock under the EEA and the SOG, except that stock options vested as of April 6, 2002 may be exercised according to the SOG and the applicable Company plan under which such options were granted. Executive and Company agree that paragraph 3(d) of the EEA is hereby amended to discontinue Executive's participation in the Company's Incentive Compensation Plan ("Plan") and to disallow further payments to him out of the Plan, and that paragraph 9 of the EEA and paragraph 4 of the RSA are hereby made completely void.

               c. Company agrees to pay Executive's COBRA premiums for his continued medical benefits through September 30, 2003; provided, however, that if Executive becomes eligible for similar coverage under an individual benefit plan, Executive will have the obligation



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of informing the Company that he obtained other comparable coverage and the
Company will pay to Executive the monthly COBRA premiums until September 30, 2003; provided further, however, that the medical benefits will cease upon Executive's becoming eligible for similar coverage under a group benefit plan.

               d. The sums of money and conditions set forth as specified in this paragraph represent any and all termination or severance pay, back pay, wages, stock, stock options, incentive compensation payments, vacation pay, damages (liquidated or unliquidated), benefits, attorneys' fees, costs, interest or other monies to which Executive may now be entitled or may ever become entitled to under the EEA and RSA and SOG. The Executive also acknowledges that the sums of money and the conditions set forth in this paragraph are sufficient consideration for the signing of this Addendum. Executive and Company hereby agree that any paragraphs in the EEA or RSA or any statements contained in the SOG that conflict with paragraph 2 of this Addendum are hereby made completely void.

         3. RELEASE. In exchange for the payments and benefits to Executive described in this Addendum, as well as any and all other mutual promises made in this Addendum, Executive, and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees, and assigns agree to release and forever discharge the Company, and its subsidiaries, parent corporations and affiliated entities, and its and their employees, officers, directors, agents, attorneys, successors and assigns, from any and all claims, suits and/or causes of action that grow out of or are in any way related to, his recruitment to or his employment with the Company, except Executive does not release and discharge the Company for any claim that the Company has breached this Addendum. This release includes, but is not limited to, any claims that the Company violated the Employee Retirement Income Security Act, the Age Discrimination in Employment Act, the Older Worker's Benefit Protection Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act, any law prohibiting discrimination, harassment, or retaliation in employment, any claim of promissory estoppel or detrimental reliance, defamation, intentional infliction of emotional distress, the public policy of any state, or any federal, state, or local law. Executive agrees that he is an experienced senior executive knowledgeable about the claims that may have arisen in the course of his employment with the Company as Vice Chairman and CEO, and that he knowingly agrees that the payments provided for in this Addendum are satisfactory consideration for the release of such possible claims. Executive is advised to consult with an attorney prior to executing this Addendum. Executive agrees that pursuant to paragraph 9 of this Addendum, he has been given 21 days in which to consider this release. Executive may revoke his consent to this Addendum by delivering a written notice pursuant to paragraph 9. Should Executive revoke this Addendum, it shall become null and void and Executive must return any compensation received under it, except salary earned for actual work.

         4. COVENANT NOT TO SUE. Executive agrees that he will not bring or file any claim, charge, action or lawsuit in any forum based on the matters released in this Addendum. If Executive breaches this covenant not to sue he agrees that he will be responsible for the attorney's fees and all other costs resulting from such a breach.


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         5. CONFIDENTIAL ADDENDUM. Executive further agrees that he will not reveal the existence of this Addendum, the EEA or RSA or SOG, nor any of their terms, to any person, entity or organization except to his attorneys, investment advisors, his immediate family or as required by law.

         6. CONTINUED COOPERATION. Executive agrees that he will continue to cooperate in the following areas:

               a. WITH THE COMPANY. Executive agrees that he will make himself reasonably available to answer questions for the Company's officers regarding his position or duties or any project, initiative or effort for which Executive was responsible during his employment with the Company. Executive also agrees to cooperate with the Company during the course of all third-party proceedings arising out of the Company's business about which Executive has knowledge or information. Such proceedings may include, but are not limited to, internal investigations, administrative investigations or proceedings and lawsuits (including pre-trial discovery and trial testimony). For purposes of this sub-paragraph, cooperation includes, but is not limited to, Executive's making himself reasonably available for interviews, meetings, depositions, hearings and/or trials without the need for subpoena or assurances by the Company, providing any and all documents in his possession that relate to the proceeding, and providing assistance in locating any and all relevant notes and/or documents. Executive will be entitled to receive reasonable reimbursement for reasonable expenses incurred in connection with any activity described in this paragraph.

               b. WITH THIRD PARTIES. Executive agrees not to communicate with, or give statements or testimony to, any opposing attorney, opposing attorney's representative (including private investigator) or current or former employee relating to any matter about which Executive has knowledge or information as a result of his employment with the Company unless compelled to do so by lawfully-served subpoena or court order. Such matters specifically include, but are not limited to, any pending or threatened lawsuits or administrative investigations. Executive also agrees to notify the Chairman of the Company's Board of Directors immediately if he is contacted by a third party or receives a subpoena or court order to appear and testify.

               c. WITH MEDIA. Executive agrees not to communicate with, or give statements to, any member of the media (print, television or radio) relating to any matter about which Executive has knowledge or information as a result of his employment. Such matters specifically include, but are not limited to, any pending or threatened lawsuits or administrative investigations. Executive also agrees to notify the Chairman of the Company's Board of Directors immediately if he is contacted by any member of the media.

               d. NON-DISPARAGEMENT. Executive agrees that he shall not make any disparaging remarks about the Company, its Chairman, or any of its senior executives. The Company agrees that it shall not make any disparaging remarks about Executive.

         7. NON-COMPETITION. Executive agrees that following the termination of his employment for twelve months, he shall not, either directly or indirectly, solicit employment with, act as a consultant to, or otherwise perform substantially the same or similar services





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(which shall be determined regardless of job title) for any business that directly competes with the Company's business, which shall be understood as the sale of off-price merchandise. Examples of businesses that compete with the Company's business include, but are not limited to, The TJX Companies, Inc., T.J. Maxx, Marshall's, Marshall's HomeGoods, A.J. Wright, Marmaxx, Winners and Ross Stores, Inc. The restriction imposed in this paragraph applies to any parent, division, affiliate, newly formed or purchased business(es), and/or successor of a business that competes with the Company's business. Further, nothing contained in this Addendum affects Executive's duty to comply with the Confidential Information and Nonsolicitation provisions of the EEA which shall remain in full force and effect.

         8. REMEDIES. Executive agrees that if he breaches any provision of paragraph 6 or 7 of this Addendum, the damage may be substantial, although difficult to quantify, and money damages may not afford the Company an adequate remedy; therefore, if Executive breaches or threatens to breach paragraph 6 or 7, the Company shall be entitled, in addition to other rights and remedies, to specific performance, injunctive relief and other equitable relief to prevent or restrain such conduct. The Company agrees that if it breaches paragraph 6.d. of this Addendum Executive shall be entitled, in addition to other rights and remedies, to specific performance, injunctive relief and other equitable relief to prevent or restrain such conduct.

         9. MISCELLANEOUS. The parties agree that if the terms are acceptable, the Executive has 21 days from his date of receipt of this Addendum to sign this Addendum. Executive understands that he should discuss any concerns he may have with his lawyer before executing this Addendum. Executive further acknowledges that he may revoke the Addendum within seven (7) days after executing it. Any such revocation must be clearly communicated in writing to Irwin Bain, General Counsel of Schottenstein Stores Corporation, at 1800 Moler Road, Columbus, OH 43207, by 5:00 p.m. on the seventh day after execution of the Addendum by the Executive. Should Executive revoke this Addendum, it shall become null and void and Executive must return any compensation received under it, except salary earned for actual work.

         10. GOVERNING LAW. The validity, interpretation, and construction of this Addendum shall be governed by Ohio law, without reference to Ohio's choice of law rules.

         11. SOLE ADDENDUM. This Addendum may not be changed orally and contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior conflicting agreements and understandings, oral or written, between the Executive and the Company.

         IN CONCLUSION, the parties signing below have read all of the foregoing, understand the same, have had an opportunity to review it with legal counsel, and agree to all of the provisions contained herein.







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VALUE CITY DEPARTMENT STORES, INC.



By:                                         Date:
   --------------------------------------        -------------------------------
   John Rossler, Chief Executive Officer



                                            Date:
-----------------------------------------       --------------------------------




State of Ohio)
County of Franklin) ss:

Sworn to and subscribed before me this           day of               , 2002.
                                       ---------        --------------




                                  ______________________________________________
                                  Notary Public










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EXECUTIVE



By:                                       Date:
   -----------------------------               --------------------------------
      George Kolber



                                          Date:
--------------------------------               --------------------------------




State of New Jersey)
County of Monmouth) ss:

Sworn to and subscribed before me this           day of                , 2002.
                                       ---------        ---------------



                                  _____________________________________________
                                  Notary Public











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